Exhibit 99.1
Cawley, Gillespie & Associates, Inc.

PETROLEUM CONSULTANTS

AUSTIN OFFICE:	MAIN OFFICE:	HOUSTON OFFICE:
9601 AMBERGLEN BLVD., SUITE 117 AUSTIN, TEXAS 78729 (512) 249-7000 FAX (512) 233-2618	306 WEST 7TH STREET, SUITE 302 FORT WORTH, TEXAS 76102-4987 (817) 336-2461 FAX (817) 877-3728	1000 LOUISIANA, SUITE 625 HOUSTON, TEXAS 77002-5008 (713) 651-9944 FAX (713) 651-9980
February 10, 2010
Mr. Ron Hooper
Permian Basin Royalty Trust
901 Main Street, 17th Floor
Dallas, Texas 75020 — 3714

Re:	A Report of Proved Reserves
ConocoPhillips Inc.
Waddell Ranch Properties
Permian Basin Royalty Trust Interests
As of December 31, 2009

Pursuant to the Guidelines of the
Securities and Exchange Commission
for Reporting Corporate Reserves
and Future Net Revenue
Dear Mr. Hooper:
     As requested, we are submitting estimates of proved reserves and forecasts of economics attributable to the above captioned interests. Waddell Ranch covers 78,175 acres (34,205 net acres) in Crane County, Texas and includes fifty-three oil and gas producing fields. Five of the fields studied are mature waterfloods containing approximately 73 percent of estimated future oil production. A major gas field, Sand Hills (Judkins), is estimated to recover approximately 35 percent of the future gas production.
     Composite reserve estimates and economic forecasts for the Permian Basin Royalty Trust Interests are within this volume (Volume II) in Tables I, II, III, IV and V. The present worth values in Tables I through V should not be construed to represent an estimate of fair market value by Cawley Gillespie & Associates, Inc.
     The Permian Basin Royalty Trust consists of two major groups of properties, the Waddell Ranch Properties and the Texas Royalty Properties. The Cawley, Gillespie & Associates, Inc.

Mr. Ron Hooper
February 10, 2010

evaluation of the entire Permian Basin Royalty Trust is presented in four volumes. The evaluation results of the Waddell Ranch Properties interests referred to as the “Permian Basin Royalty Trust Interests” are presented within this volume (Volume II). As requested, the portion of the Waddell Ranch Properties attributable to the Total Controlled Interests are presented in Volume I. The evaluation results of the Texas Royalty Properties Total Controlled Interests and Texas Royalty Properties Permian Basin Royalty Trust Portion are presented in Volumes III and IV, respectively.
     Detailed forecasts of reserves and economics are presented in this report for the Permian Basin Royalty Trust interests. The forecasts are organized into six major field sections and three minor field sections. Tables I, II, III, IV and V report total proved, proved developed, proved developed producing, proved developed non-producing, and proved undeveloped reserves, respectively, for the combination of all nine sections. Total proved reserves and economic forecasts for each of the six major fields are listed in the tables labeled “I — field name”. All tables headed by “II - field name” present summaries of pertinent data including estimates of ultimate recovery, gross and net reserves, ownership, revenue, expenses, net income and discounted cash flow for the individual properties. Individual lease forecasts are presented in each of the six major field sections beginning with the figures and tables labeled “1”. Page 1 of Appendix II explains the type of data in these tables. Minor field reserves follow the six major fields and are grouped according to reserve classification. The reserve groups include proved developed producing, proved developed non-producing and proved undeveloped with composite tables labeled I — PDP Minor, I — PDNP Minor and I — PUD Minor, respectively. Lease summaries for the three categories are found in Tables II - PDP Minor, II — PDNP Minor and II — PUD Minor.
     Reserve evaluation methods and definitions of reserves are explained and defined on pages 2 and 3, respectively, of Appendix II. Reserves were estimated by industry accepted evaluation methods and include the categories of proved developed producing, proved developed non-producing and proved undeveloped. Gas reserves presented in the tables relate to unprocessed or wellhead volumes for such volumes are customarily used in analyzing reservoir performance.
     The Trust has instructed Cawley, Gillespie & Associates, Inc. as to the method by which reserves and net revenue should be allocated to the Permian Basin Royalty Trust Interests in preparing reserve reports and economic forecasts for the Waddell Ranch properties. A thorough explanation of the allocation formula is included in Appendix I.
     December 31, 2009 oil and gas prices of $55.87/BBL and $4.49/MCF, respectively, were determined pursuant to the Securities and Exchange Commission regulations effective January 1, 2010, and applied to every property. These prices were applied with no escalation. Operating expenses and investments reflect conditions at the effective date without escalation. Ad valorem taxes have been included as expenses.
     These estimates were prepared in accordance with applicable published rules and regulations of the Securities and Exchange Commission using the furnished prices. However, the gross and net gas reserves are based on unprocessed gas volumes. All estimates represent our best judgment based on the data available at the time of preparation. It should be realized that the reserves actually

Mr. Ron Hooper
February 10, 2010

recovered, the revenue derived therefrom and the total costs incurred could be more or less than the estimated amounts and may be subject to revision when additional data becomes available.
     The reserve estimates were based on interpretations of factual data furnished by you or ConocoPhillips or Schlumberger IPM. Liquid and gas price information, regulatory classification, cost and expense history and ownership were supplied by you or ConocoPhillips or Schlumberger IPM and were accepted as furnished. To some extent information from public records has been used to check or supplement these data. The basic engineering and geological data were utilized subject to third party reservations and qualifications. Nothing has come to our attention, however, that would cause us to believe that we are not justified in relying on such data.
     An on-site field inspection of the properties has not been performed nor has the mechanical operation or condition of the wells and their related facilities been examined nor have the wells been tested by Cawley, Gillespie & Associates, Inc. Possible environmental liability related to the properties has not been investigated nor considered. The cost of plugging and the salvage value of equipment at abandonment have not been included.
Submitted,
CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm F-693
/s/ Cawley, Gillespie & Associates, Inc.
CGA:rp

Engineering Data
Table I — Total Proved
Composite of Reserve Estimates and Economic Forecasts
Permian Basin Royalty Trust Interests — Waddell Ranch Properties
Total Proved Reserves
Certain Crane County, Texas Properties
As of December 31, 2009

Effective Date	1/01/2010
$M	Net Production			Net Revenue				Prices
Year	Oil (Mbbls)	Gas (MMcf)		NGL (Mbbls)	Oil (M$)	Gas (M$)	NGL (M$)	Other (M$)	Oil ($/bbl)	Gas ($/MCF)	NGL ($/bbl)

2010	299.110	2110.140	0.000	16711.550	9474.560	0.000	0.000		55.870	4.490	0.000
2011	297.950	1849.270	0.000	16646.930	8303.230	0.000	0.000		55.870	4.490	0.000
2012	259.260	1609.630	0.000	14485.100	7227.260	0.000	0.000		55.870	4.490	0.000
2013	225.800	1406.850	0.000	12615.790	6316.780	0.000	0.000		55.870	4.490	0.000
2014	196.030	1229.860	0.000	10952.180	5522.070	0.000	0.000		55.870	4.490	0.000
2015	168.540	978.370	0.000	9416.480	4392.910	0.000	0.000		55.870	4.490	0.000
2016	145.250	668.040	0.000	8115.430	2999.530	0.000	0.000		55.870	4.490	0.000
2017	126.620	571.060	0.000	7074.570	2564.070	0.000	0.000		55.870	4.490	0.000
2018	109.850	485.400	0.000	6137.360	2179.450	0.000	0.000		55.870	4.490	0.000
2019	94.710	410.000	0.000	5291.550	1840.910	0.000	0.000		55.870	4.490	0.000
2020	80.910	345.400	0.000	4520.740	1550.870	0.000	0.000		55.870	4.490	0.000
2021	68.310	288.480	0.000	3816.480	1295.290	0.000	0.000		55.870	4.490	0.000
2022	56.680	237.830	0.000	3167.060	1067.860	0.000	0.000		55.870	4.490	0.000
2023	46.100	195.260	0.000	2575.870	876.720	0.000	0.000		55.870	4.490	0.000
2024	38.230	166.660	0.000	2136.190	748.310	0.000	0.000		55.870	4.490	0.000
S Total	2213.350	12552.250	0.000	123663.280	56359.820	0.000	0.000
After	135.360	612.880	0.000	7562.810	2751.840	0.000	0.000
Total	2348.770	13165.190	0.000	131226.100	59111.700	0.000	0.000
Last Year	135.360	612.880	0.000	7562.810	2751.840	0.000
S Total	2213.350	12552.250	0.000	123663.280	56359.820	0.000
Diff	0.000	0.000	0.000	0.000	0.000	0.000
	OK	OK	OK	OK	OK	OK

Total	2348.710	13165.130	0.000	131226.090	59111.660	0.000
Diff	0.060	0.060	0.000	0.010	0.040	0.000			Total Revenue		190337.800
	ERR	ERR	OK	ERR	ERR	OK			Total Taxes		9263.190

$M	Wells	Taxes		Expenses					Cumulative Net Cash Flow
Year	Net	Production (M$)	Ad Valorem (M$)	Operating (M$)	Workover (M$)	COPAS (M$)	Other (M$)	Capital (M$)	Undiscounted (M$)	Discounted @ 10%

2010	0.000	1305.810	0.000	0.000	0.000	0.000	0.000	0.000	24880.290	23687.960
2011	0.000	1227.230	0.000	0.000	0.000	0.000	0.000	0.000	48603.220	44258.490
2012	0.000	1068.000	0.000	0.000	0.000	0.000	0.000	0.000	69247.570	60532.120
2013	0.000	931.620	0.000	0.000	0.000	0.000	0.000	0.000	87248.510	73431.980
2014	0.000	811.250	0.000	0.000	0.000	0.000	0.000	0.000	102911.500	83636.030
2015	0.000	674.500	0.000	0.000	0.000	0.000	0.000	0.000	116046.400	91424.460
2016	0.000	530.340	0.000	0.000	0.000	0.000	0.000	0.000	126631.000	97123.310
2017	0.000	459.040	0.000	0.000	0.000	0.000	0.000	0.000	135810.600	101616.400
2018	0.000	395.310	0.000	0.000	0.000	0.000	0.000	0.000	143732.100	105141.200
2019	0.000	338.360	0.000	0.000	0.000	0.000	0.000	0.000	150526.200	107889.600
2020	0.000	287.650	0.000	0.000	0.000	0.000	0.000	0.000	156310.200	110016.600
2021	0.000	241.930	0.000	0.000	0.000	0.000	0.000	0.000	161180.000	111644.600
2022	0.000	200.310	0.000	0.000	0.000	0.000	0.000	0.000	165214.700	112870.800
2023	0.000	163.450	0.000	0.000	0.000	0.000	0.000	0.000	168503.800	113779.700
2024	0.000	136.920	0.000	0.000	0.000	0.000	0.000	0.000	171251.400	114469.800
S Total		8771.720	0.000	0.000	0.000	0.000	0.000	0.000	171251.400	114469.800
After		491.420	0.000	0.000	0.000	0.000	0.000	0.000	181074.700	116257.900
Total		9263.190	0.000	0.000	0.000	0.000	0.000	0.000	181074.700	116257.900
Last Year		491.420	0.000	0.000	0.000	0.000	0.000	0.000
S Total		8771.720	0.000	0.000	0.000	0.000	0.000	0.000
Diff		0.000	0.000	0.000	0.000	0.000	0.000	0.000
		OK	OK	OK	OK	OK	OK	OK

Total		9263.140	0.000	0.000	0.000	0.000	0.000	0.000
Diff		0.050	0.000	0.000	0.000	0.000	0.000	0.000
		ERR	OK	OK	OK	OK	OK	OK

Engineering Data
Table II — Proved Developed
Composite of Reserve Estimates and Economic Forecasts
Permian Basin Royalty Trust Interests — Waddell Ranch Properties
Proved Developed Reserves
Certain Crane County, Texas Properties
As of December 31, 2009

Effective Date	1/01/2010
$M	Net Production			Net Revenue					Prices
Year	Oil (Mbbls)	Gas (MMcf)	NGL (Mbbls)		Oil (M$)	Gas (M$)	NGL (M$)	Other (M$)	Oil ($/bbl)	Gas ($/MCF)	NGL ($/bbl)

2010	304.290	2101.390	0.000	17000.870	9435.270		0.000	0.000	55.870	4.490	0.000
2011	290.120	1829.690	0.000	16209.390	8215.330		0.000	0.000	55.870	4.490	0.000
2012	252.290	1592.110	0.000	14095.430	7148.580		0.000	0.000	55.870	4.490	0.000
2013	219.510	1391.140	0.000	12264.240	6246.250		0.000	0.000	55.870	4.490	0.000
2014	190.350	1215.780	0.000	10635.220	5458.880		0.000	0.000	55.870	4.490	0.000
2015	163.430	965.770	0.000	9130.900	4336.330		0.000	0.000	55.870	4.490	0.000
2016	140.650	656.770	0.000	7858.330	2948.900		0.000	0.000	55.870	4.490	0.000
2017	122.480	560.980	0.000	6843.340	2518.810		0.000	0.000	55.870	4.490	0.000
2018	106.130	476.390	0.000	5929.610	2139.010		0.000	0.000	55.870	4.490	0.000
2019	91.370	401.960	0.000	5105.140	1804.820		0.000	0.000	55.870	4.490	0.000
2020	77.920	338.240	0.000	4353.690	1518.700		0.000	0.000	55.870	4.490	0.000
2021	65.630	282.100	0.000	3667.050	1266.650		0.000	0.000	55.870	4.490	0.000
2022	54.290	232.160	0.000	3033.620	1042.390		0.000	0.000	55.870	4.490	0.000
2023	43.970	190.220	0.000	2456.980	854.110		0.000	0.000	55.870	4.490	0.000
2024	36.340	162.200	0.000	2030.520	728.280		0.000	0.000	55.870	4.490	0.000
S Total	2158.770	12396.900	0.000	120614.330	55662.310		0.000	0.000
After	124.400	586.300	0.000	6950.610	2632.520		0.000	0.000
Total	2283.240	12983.280	0.000	127565.000	58294.920		0.000	0.000
Last Year	124.400	586.300	0.000	6950.610	2632.520		0.000
S Total	2158.770	12396.900	0.000	120614.330	55662.310		0.000
Diff	0.000	0.000	0.000	0.000	0.000		0.000
	OK	OK	OK	OK	OK		OK

Total	2283.170	12983.200	0.000	127564.940	58294.830		0.000
Diff	0.070	0.080	0.000	0.060	0.090		0.000		Total Revenue		185859.900
	ERR	ERR	OK	ERR	ERR		OK		Total Taxes		9058.700

$M	Wells	Taxes		Expenses					Cumulative Net Cash Flow
Year	Net	Production (M$)	Ad Valorem (M$)	Operating (M$)	Workover (M$)	COPAS (M$)	Other (M$)	Capital (M$)	Undiscounted (M$)	Discounted @ 10%

2010	0.000	1315.240	0.000	0.000	0.000	0.000	0.000	0.000	25120.910	23931.280
2011	0.000	1203.420	0.000	0.000	0.000	0.000	0.000	0.000	48342.200	44066.850
2012	0.000	1046.770	0.000	0.000	0.000	0.000	0.000	0.000	68539.430	59988.020
2013	0.000	912.490	0.000	0.000	0.000	0.000	0.000	0.000	86137.420	72599.130
2014	0.000	794.030	0.000	0.000	0.000	0.000	0.000	0.000	101437.500	82566.730
2015	0.000	659.010	0.000	0.000	0.000	0.000	0.000	0.000	114245.700	90161.690
2016	0.000	516.420	0.000	0.000	0.000	0.000	0.000	0.000	124536.500	95702.360
2017	0.000	446.530	0.000	0.000	0.000	0.000	0.000	0.000	133452.200	100066.200
2018	0.000	384.090	0.000	0.000	0.000	0.000	0.000	0.000	141136.700	103485.600
2019	0.000	328.300	0.000	0.000	0.000	0.000	0.000	0.000	147718.400	106148.000
2020	0.000	278.650	0.000	0.000	0.000	0.000	0.000	0.000	153312.100	108205.100
2021	0.000	233.890	0.000	0.000	0.000	0.000	0.000	0.000	158011.900	109776.300
2022	0.000	193.130	0.000	0.000	0.000	0.000	0.000	0.000	161894.800	110956.300
2023	0.000	157.060	0.000	0.000	0.000	0.000	0.000	0.000	165048.800	111827.900
2024	0.000	131.250	0.000	0.000	0.000	0.000	0.000	0.000	167676.400	112487.900
S Total		8600.280	0.000	0.000	0.000	0.000	0.000	0.000	167676.400	112487.900
After		458.340	0.000	0.000	0.000	0.000	0.000	0.000	176801.200	114164.000
Total		9058.700	0.000	0.000	0.000	0.000	0.000	0.000	176801.200	114164.000
Last Year		458.340	0.000	0.000	0.000	0.000	0.000	0.000
S Total		8600.280	0.000	0.000	0.000	0.000	0.000	0.000
Diff		0.000	0.000	0.000	0.000	0.000	0.000	0.000
		OK	OK	OK	OK	OK	OK	OK

Total		9058.620	0.000	0.000	0.000	0.000	0.000	0.000
Diff		0.080	0.000	0.000	0.000	0.000	0.000	0.000
		ERR	OK	OK	OK	OK	OK	OK

Engineering Data
Table III — PDP
Composite of Reserve Estimates and Economic Forecasts
Permian Basin Royalty Trust Interests — Waddell Ranch Properties
Proved Developed Producing Reserves
Certain Crane County, Texas Properties
As of December 31, 2009
Effective Date 1/01/2010

$M	Net Production			Net Revenue				Prices
Year	Oil (Mbbls)	Gas (MMcf)	NGL (Mbbls)	Oil (M$)	Gas (M$)	NGL (M$)	Other (M$)	Oil ($/bbl)	Gas ($/MCF)	NGL ($/bbl)
2010	323.360	2111.770	0.000	18066.540	9481.850	0.000	0.000	55.870	4.490	0.000
2011	279.050	1817.810	0.000	15590.860	8161.970	0.000	0.000	55.870	4.490	0.000
2012	242.350	1581.530	0.000	13540.190	7101.090	0.000	0.000	55.870	4.490	0.000
2013	210.600	1381.740	0.000	11766.270	6204.040	0.000	0.000	55.870	4.490	0.000
2014	182.370	1207.440	0.000	10189.170	5421.420	0.000	0.000	55.870	4.490	0.000
2015	156.290	958.380	0.000	8731.930	4303.150	0.000	0.000	55.870	4.490	0.000
2016	134.270	650.240	0.000	7502.050	2919.580	0.000	0.000	55.870	4.490	0.000
2017	116.800	555.220	0.000	6525.780	2492.960	0.000	0.000	55.870	4.490	0.000
2018	101.070	471.330	0.000	5647.180	2116.300	0.000	0.000	55.870	4.490	0.000
2019	86.890	397.530	0.000	4854.570	1784.920	0.000	0.000	55.870	4.490	0.000
2020	73.950	334.370	0.000	4132.050	1501.350	0.000	0.000	55.870	4.490	0.000
2021	62.130	278.750	0.000	3471.660	1251.590	0.000	0.000	55.870	4.490	0.000
2022	51.220	229.260	0.000	2862.070	1029.400	0.000	0.000	55.870	4.490	0.000
2023	41.290	187.740	0.000	2307.080	842.980	0.000	0.000	55.870	4.490	0.000
2024	34.010	160.090	0.000	1900.290	718.820	0.000	0.000	55.870	4.490	0.000
S Total	2095.650	12323.200	0.000	117087.690	55331.420	0.000	0.000
After	113.450	578.730	0.000	6338.440	2598.500	0.000	0.000
Total	2209.160	12902.000	0.000	123426.200	57929.990	0.000	0.000
Last Year	113.450	578.730	0.000	6338.440	2598.500	0.000
S Total	2095.650	12323.200	0.000	117087.690	55331.420	0.000
Diff	0.000	0.000	0.000	0.000	0.000	0.000
	OK	OK	OK	OK	OK	OK

Total	2209.100	12901.930	0.000	123426.130	57929.920	0.000
Diff	0.060	0.070	0.000	0.070	0.070	0.000		Total Revenue		181356.200
	ERR	ERR	OK	ERR	ERR	OK		Total Taxes		8863.700

$M	Wells	Taxes		Expenses					Cumulative Net Cash Flow
Year	Net	Production (M$)	Ad Valorem (M$)	Operating (M$)	Workover (M$)	COPAS (M$)	Other (M$)	Capital (M$)	Undiscounted (M$)	Discounted @ 10%
2010	0.000	1362.370	0.000	0.000	0.000	0.000	0.000	0.000	26186.010	24976.920
2011	0.000	1174.350	0.000	0.000	0.000	0.000	0.000	0.000	48764.490	44555.090
2012	0.000	1020.710	0.000	0.000	0.000	0.000	0.000	0.000	68385.060	60021.680
2013	0.000	889.140	0.000	0.000	0.000	0.000	0.000	0.000	85466.220	72262.420
2014	0.000	773.140	0.000	0.000	0.000	0.000	0.000	0.000	100303.700	81928.640
2015	0.000	640.340	0.000	0.000	0.000	0.000	0.000	0.000	112698.400	89278.710
2016	0.000	499.770	0.000	0.000	0.000	0.000	0.000	0.000	122620.300	94620.740
2017	0.000	431.710	0.000	0.000	0.000	0.000	0.000	0.000	131207.300	98823.790
2018	0.000	370.930	0.000	0.000	0.000	0.000	0.000	0.000	138599.900	102113.200
2019	0.000	316.640	0.000	0.000	0.000	0.000	0.000	0.000	144922.800	104671.000
2020	0.000	268.350	0.000	0.000	0.000	0.000	0.000	0.000	150287.800	106643.900
2021	0.000	224.830	0.000	0.000	0.000	0.000	0.000	0.000	154786.200	108147.800
2022	0.000	185.190	0.000	0.000	0.000	0.000	0.000	0.000	158492.500	109274.200
2023	0.000	150.130	0.000	0.000	0.000	0.000	0.000	0.000	161492.500	110103.200
2024	0.000	125.250	0.000	0.000	0.000	0.000	0.000	0.000	163986.300	110729.600
S Total		8432.850	0.000	0.000	0.000	0.000	0.000	0.000	163986.300	110729.600
After		430.790	0.000	0.000	0.000	0.000	0.000	0.000	172492.500	112300.600
Total		8863.700	0.000	0.000	0.000	0.000	0.000	0.000	172492.500	112300.600
Last Year		430.790	0.000	0.000	0.000	0.000	0.000	0.000
S Total		8432.850	0.000	0.000	0.000	0.000	0.000	0.000
Diff		0.000	0.000	0.000	0.000	0.000	0.000	0.000
		OK	OK	OK	OK	OK	OK	OK

Total		8863.640	0.000	0.000	0.000	0.000	0.000	0.000
Diff		0.060	0.000	0.000	0.000	0.000	0.000	0.000
		ERR	OK	OK	OK	OK	OK	OK

Engineering Data
Table IV — PDNP
Composite of Reserve Estimates and Economic Forecasts
Permian Basin Royalty Trust Interests — Waddell Ranch Properties
Proved Developed Non-Producing Reserves
Certain Crane County, Texas Properties
As of December 31, 2009
Effective Date 1/01/2010

$M	Net Production			Net Revenue				Prices
Year	Oil (Mbbls)	Gas (MMcf)	NGL (Mbbls)	Oil (M$)	Gas (M$)	NGL (M$)	Other (M$)	Oil ($/bbl)	Gas ($/MCF)	NGL ($/bbl)
2010	-19.070	-10.370	0.000	-1065.660	-46.570	0.000	0.000	55.870	4.490	0.000
2011	11.070	11.880	0.000	618.520	53.360	0.000	0.000	55.870	4.490	0.000
2012	9.930	10.570	0.000	555.240	47.490	0.000	0.000	55.870	4.490	0.000
2013	8.910	9.400	0.000	497.960	42.210	0.000	0.000	55.870	4.490	0.000
2014	7.980	8.340	0.000	446.040	37.460	0.000	0.000	55.870	4.490	0.000
2015	7.140	7.390	0.000	398.960	33.180	0.000	0.000	55.870	4.490	0.000
2016	6.370	6.530	0.000	356.280	29.320	0.000	0.000	55.870	4.490	0.000
2017	5.680	5.750	0.000	317.560	25.840	0.000	0.000	55.870	4.490	0.000
2018	5.050	5.050	0.000	282.430	22.710	0.000	0.000	55.870	4.490	0.000
2019	4.480	4.430	0.000	250.560	19.890	0.000	0.000	55.870	4.490	0.000
2020	3.960	3.860	0.000	221.630	17.350	0.000	0.000	55.870	4.490	0.000
2021	3.490	3.350	0.000	195.380	15.050	0.000	0.000	55.870	4.490	0.000
2022	3.070	2.890	0.000	171.540	12.990	0.000	0.000	55.870	4.490	0.000
2023	2.680	2.480	0.000	149.890	11.130	0.000	0.000	55.870	4.490	0.000
2024	2.330	2.100	0.000	130.230	9.450	0.000	0.000	55.870	4.490	0.000
S Total	63.070	73.650	0.000	3526.560	330.860	0.000	0.000
After	10.950	7.570	0.000	612.170	34.010	0.000	0.000
Total	74.070	81.270	0.000	4138.780	364.920	0.000	0.000
Last Year	10.950	7.570	0.000	612.170	34.010	0.000
S Total	63.070	73.650	0.000	3526.560	330.860	0.000
Diff	0.000	0.000	0.000	0.000	0.000	0.000
	OK	OK	OK	OK	OK	OK

Total	74.020	81.220	0.000	4138.730	364.870	0.000
Diff	0.050	0.050	0.000	0.050	0.050	0.000		Total Revenue		4503.710
	ERR	ERR	OK	ERR	ERR	OK		Total Taxes		194.990

$M	Wells	Taxes		Expenses					Cumulative Net Cash Flow
Year	Net	Production (M$)	Ad Valorem (M$)	Operating (M$)	Workover (M$)	COPAS (M$)	Other (M$)	Capital (M$)	Undiscounted (M$)	Discounted @ 10%
2010	0.000	-47.130	0.000	0.000	0.000	0.000	0.000	0.000	-1065.100	-1045.644
2011	0.000	29.060	0.000	0.000	0.000	0.000	0.000	0.000	-422.280	-488.244
2012	0.000	26.060	0.000	0.000	0.000	0.000	0.000	0.000	154.380	-33.664
2013	0.000	23.350	0.000	0.000	0.000	0.000	0.000	0.000	671.210	336.707
2014	0.000	20.890	0.000	0.000	0.000	0.000	0.000	0.000	1133.830	638.087
2015	0.000	18.660	0.000	0.000	0.000	0.000	0.000	0.000	1547.310	882.971
2016	0.000	16.650	0.000	0.000	0.000	0.000	0.000	0.000	1916.260	1081.617
2017	0.000	14.820	0.000	0.000	0.000	0.000	0.000	0.000	2244.840	1242.447
2018	0.000	13.160	0.000	0.000	0.000	0.000	0.000	0.000	2536.830	1372.371
2019	0.000	11.660	0.000	0.000	0.000	0.000	0.000	0.000	2795.620	1477.057
2020	0.000	10.300	0.000	0.000	0.000	0.000	0.000	0.000	3024.310	1561.155
2021	0.000	9.060	0.000	0.000	0.000	0.000	0.000	0.000	3225.690	1628.477
2022	0.000	7.940	0.000	0.000	0.000	0.000	0.000	0.000	3402.290	1682.148
2023	0.000	6.920	0.000	0.000	0.000	0.000	0.000	0.000	3556.390	1724.725
2024	0.000	6.000	0.000	0.000	0.000	0.000	0.000	0.000	3690.080	1758.303
S Total		167.400	0.000	0.000	0.000	0.000	0.000	0.000	3690.080	1758.303
After		27.540	0.000	0.000	0.000	0.000	0.000	0.000	4308.720	1863.393
Total		194.990	0.000	0.000	0.000	0.000	0.000	0.000	4308.720	1863.393
Last Year		27.540	0.000	0.000	0.000	0.000	0.000	0.000
S Total		167.400	0.000	0.000	0.000	0.000	0.000	0.000
Diff		0.000	0.000	0.000	0.000	0.000	0.000	0.000
		OK	OK	OK	OK	OK	OK	OK

Total		194.940	0.000	0.000	0.000	0.000	0.000	0.000
Diff		0.050	0.000	0.000	0.000	0.000	0.000	0.000
		ERR	OK	OK	OK	OK	OK	OK

Engineering Data
Table V — PUD
Composite of Reserve Estimates and Economic Forecasts
Permian Basin Royalty Trust Interests — Waddell Ranch Properties
Proved Undeveloped Reserves
Certain Crane County, Texas Properties
As of December 31, 2009
Effective Date 1/01/2010

$M	Net Production			Net Revenue				Prices
Year	Oil (Mbbls)	Gas (MMcf)	NGL (Mbbls)	Oil (M$)	Gas (M$)	NGL (M$)	Other (M$)	Oil ($/bbl)	Gas ($/MCF)	NGL ($/bbl)

2010	-5.170	8.740	0.000	-289.320	39.280	0.000	0.000	55.870	4.490	0.000
2011	7.830	19.570	0.000	437.540	87.890	0.000	0.000	55.870	4.490	0.000
2012	6.970	17.520	0.000	389.670	78.670	0.000	0.000	55.870	4.490	0.000
2013	6.290	15.700	0.000	351.550	70.520	0.000	0.000	55.870	4.490	0.000
2014	5.670	14.070	0.000	316.960	63.180	0.000	0.000	55.870	4.490	0.000
2015	5.110	12.600	0.000	285.570	56.570	0.000	0.000	55.870	4.490	0.000
2016	4.600	11.270	0.000	257.090	50.620	0.000	0.000	55.870	4.490	0.000
2017	4.130	10.080	0.000	231.230	45.260	0.000	0.000	55.870	4.490	0.000
2018	3.710	9.000	0.000	207.740	40.430	0.000	0.000	55.870	4.490	0.000
2019	3.330	8.030	0.000	186.410	36.080	0.000	0.000	55.870	4.490	0.000
2020	2.990	7.160	0.000	167.040	32.170	0.000	0.000	55.870	4.490	0.000
2021	2.670	6.370	0.000	149.430	28.640	0.000	0.000	55.870	4.490	0.000
2022	2.380	5.670	0.000	133.430	25.460	0.000	0.000	55.870	4.490	0.000
2023	2.120	5.030	0.000	118.890	22.600	0.000	0.000	55.870	4.490	0.000
2024	1.890	4.460	0.000	105.670	20.020	0.000	0.000	55.870	4.490	0.000
S Total	54.520	155.270	0.000	3048.900	697.390	0.000	0.000
After	10.950	26.570	0.000	612.190	119.320	0.000	0.000
Total	65.530	181.910	0.000	3661.140	816.790	0.000	0.000
Last Year	10.950	26.570	0.000	612.190	119.320	0.000
S Total	54.520	155.270	0.000	3048.900	697.390	0.000
Diff	0.000	0.000	0.000	0.000	0.000	0.000
	OK	OK	OK	OK	OK	OK

Total	65.470	181.840	0.000	3661.090	816.710	0.000
Diff	0.060	0.070	0.000	0.050	0.080	0.000		Total Revenue		4477.940
	ERR	ERR	OK	ERR	ERR	OK		Total Taxes		204.500

$M	Wells	Taxes		Expenses					Cumulative Net Cash Flow
Year	Net	Production (M$)	Ad Valorem (M$)	Operating (M$)	Workover (M$)	COPAS (M$)	Other (M$)	Capital (M$)	Undiscounted (M$)	Discounted @ 10%

2010	0.000	-9.430	0.000	0.000	0.000	0.000	0.000	0.000	-240.610	-243.320
2011	0.000	23.810	0.000	0.000	0.000	0.000	0.000	0.000	261.010	191.649
2012	0.000	21.230	0.000	0.000	0.000	0.000	0.000	0.000	708.130	544.101
2013	0.000	19.120	0.000	0.000	0.000	0.000	0.000	0.000	1111.080	832.864
2014	0.000	17.210	0.000	0.000	0.000	0.000	0.000	0.000	1474.010	1069.307
2015	0.000	15.480	0.000	0.000	0.000	0.000	0.000	0.000	1800.680	1262.775
2016	0.000	13.920	0.000	0.000	0.000	0.000	0.000	0.000	2094.470	1420.956
2017	0.000	12.500	0.000	0.000	0.000	0.000	0.000	0.000	2358.460	1550.168
2018	0.000	11.220	0.000	0.000	0.000	0.000	0.000	0.000	2595.420	1655.608
2019	0.000	10.050	0.000	0.000	0.000	0.000	0.000	0.000	2807.870	1741.547
2020	0.000	9.000	0.000	0.000	0.000	0.000	0.000	0.000	2998.090	1811.497
2021	0.000	8.040	0.000	0.000	0.000	0.000	0.000	0.000	3168.120	1868.342
2022	0.000	7.170	0.000	0.000	0.000	0.000	0.000	0.000	3319.850	1914.456
2023	0.000	6.380	0.000	0.000	0.000	0.000	0.000	0.000	3454.970	1951.785
2024	0.000	5.670	0.000	0.000	0.000	0.000	0.000	0.000	3574.990	1981.932
S Total		171.370	0.000	0.000	0.000	0.000	0.000	0.000	3574.990	1981.932
After		33.070	0.000	0.000	0.000	0.000	0.000	0.000	4273.430	2093.958
Total		204.500	0.000	0.000	0.000	0.000	0.000	0.000	4273.430	2093.958
Last Year		33.070	0.000	0.000	0.000	0.000	0.000	0.000
S Total		171.370	0.000	0.000	0.000	0.000	0.000	0.000
Diff		0.000	0.000	0.000	0.000	0.000	0.000	0.000
		OK	OK	OK	OK	OK	OK	OK

Total		204.440	0.000	0.000	0.000	0.000	0.000	0.000
Diff		0.060	0.000	0.000	0.000	0.000	0.000	0.000
		ERR	OK	OK	OK	OK	OK	OK

SEC Flat Pricing

Year	Cushing WTI	Henry Hub
2010	61.18	3.830
Thereafter	Flat	Flat
Cap	61.18	3.830